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                                                                   EXHIBIT 99.3

                   INSTRUCTIONS TO REGISTERED HOLDER AND/OR
        BOOK-ENTRY TRANSFER FACILITY PARTICIPANT FROM BENEFICIAL OWNER
                                      OF

                   ANTHONY CRANE RENTAL HOLDINGS, L.P.
                                      AND

                ANTHONY CRANE HOLDINGS CAPITAL CORPORATION

               13 3/8% SENIOR DISCOUNT DEBENTURES DUE 2009

To Registered Holder and/or Participant of the Book-Entry Transfer Facility:

  The undersigned hereby acknowledges receipt of the Prospectus, dated       ,
1998 (the "Prospectus") of Anthony Crane Rental Holdings, L.P., a Pennsylvania limited partnership (the "Company") and Anthony Crane Holdings Capital Corporation, a Delaware corporation ("AC Holdings Corp." and, together with the Company, the "Issuers"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Issuers' offer (the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

  This will instruct you, the registered holder and/or book-entry transfer facility participant, as to action to be taken by you relating to the Exchange Offer with respect to the 13 3/8% Senior Discount Debentures due 2009 (the "Debentures") held by you for the account of the undersigned.

  The aggregate face amount of the Debentures held by you for the account of
  the undersigned is (FILL IN AMOUNT): $     of the 13 3/8% Senior Discount
  Debentures due 2009.

  With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

  [_]TO TENDER the following Debentures held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF DEBENTURES TO BE TENDERED, IF
     ANY): $

  [_]NOT TO TENDER any Debentures held by you for the account of the undersigned.

  If the undersigned instruct you to tender the Debentures held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representation and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that
(i) the undersigned's principal residence is in the state of (FILL IN STATE)
           , (ii) the undersigned is acquiring the Exchange Debentures in the ordinary course of business of the undersigned, (iii) the undersigned is not participating, does not participate, and has no arrangement or understanding with any person to participate in the distribution of the Exchange Debentures,
(iv) the undersigned acknowledges that any person participating in the Exchange Offer for the purpose of distributing the Exchange Debentures must comply with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Act"), in connection with a secondary resale transaction of the Exchange Debentures acquired by such person and cannot rely on the position of the Staff of the Securities and Exchange Commission set forth in no-action letters that are discussed in the section of the Prospectus entitled "The Exchange Offer--Resales of the Exchange Notes," and (v) the undersigned is not an "affiliate," as defined in Rule 405 under the Act, of either of the Issuers; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Debentures.
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                                   SIGN HERE
 Name of beneficial owner(s): ________________________________________________
 Signature(s): _______________________________________________________________
 Name (please print): ________________________________________________________
 Address: ____________________________________________________________________
     ______________________________________________________________________
     ______________________________________________________________________
 Telephone number: ___________________________________________________________
 Taxpayer Identification or Social Security Number: __________________________
 Date: _______________________________________________________________________